Exhibit 99.1

Abbott Laboratories and Subsidiaries

Reconciliation of Non-GAAP Financial Information to

Abbott’s 2014 Historical Information Adjusted for Discontinued Operations

Quarter Ended March 31, 2014

(dollars in millions, except per share data - unaudited)

					Adjusted for
					Discontinued
			Historical		Operations
		Discontinued	Adjusted for	Specified	and Excluding
	Historical	Operations	Discontinued	Items	Specified
	(Note 1)	(Note 2)	Operations	(Note 3)	Items
Net Sales	$5,244	$489	$4,755	$—	$4,755
Cost of products sold, excluding amortization expense	2,470	196	2,274	(55)	2,219
Amortization of intangible assets	174	47	127	(127)	—
Research & development	387	18	369	(50)	319
Selling, general and administrative	1,762	142	1,620	(85)	1,535
Total Operating Cost and Expenses	4,793	403	4,390	(317)	4,073
Operating Earnings	451	86	365	317	682
Net Interest expense	23	3	20	—	20
Net foreign exchange loss (gain)	2	1	1	—	1
Other (income) expense, net	3	—	3	(2)	1
Earnings from Continuing Operations Before Taxes	423	82	341	319	660
Taxes on Earnings	84	(33)	117	8	125
Earnings from Continuing Operations	339	115	224	311	535

Diluted Earnings Per Common Share	$0.22	$0.08	$0.14	$0.20	$0.34

Notes:

1. Reflects the historical consolidated financial results for Abbott Laboratories in accordance with U.S. GAAP as previously reported in Abbott’s earnings release dated April 16, 2014.

2. Reflects the discontinued operations of the developed markets branded generics pharmaceuticals business and the animal health business.  This column includes an allocation of interest assuming a uniform ratio of consolidated debt to equity for all of Abbott’s historical operations in accordance with Accounting Standards Codification 205-20-45.

3. This column includes the specified items that were previously identified in Abbott’s earnings release dated April 16, 2014 and that relate to Abbott’s continuing operations.

Abbott Laboratories and Subsidiaries

Reconciliation of Non-GAAP Financial Information to

Abbott’s 2014 Historical Information Adjusted for Discontinued Operations

Quarter Ended June 30, 2014

(dollars in millions, except per share data - unaudited)

					Adjusted for
					Discontinued
			Historical		Operations
		Discontinued	Adjusted for	Specified	and Excluding
	Historical	Operations	Discontinued	Items	Specified
	(Note 1)	(Note 2)	Operations	(Note 3)	Items
Net Sales	$5,551	$494	$5,057	$—	$5,057
Cost of products sold, excluding amortization expense	2,506	218	2,288	(27)	2,261
Amortization of intangible assets	161	28	133	(133)	—
Research & development	335	25	310	(1)	309
Selling, general and administrative	1,788	139	1,649	(95)	1,554
Total Operating Cost and Expenses	4,790	410	4,380	(256)	4,124
Operating Earnings	761	84	677	256	933
Net Interest expense	20	3	17	—	17
Net foreign exchange loss (gain)	1	1	—	—	—
Other (income) expense, net	3	1	2	(2)	—
Earnings from Continuing Operations Before Taxes	737	79	658	258	916
Taxes on Earnings	277	44	233	(58)	175
Earnings from Continuing Operations	460	35	425	316	741

Diluted Earnings Per Common Share	$0.30	$0.02	$0.28	$0.21	$0.49

Notes:

1. Reflects the historical consolidated financial results for Abbott Laboratories in accordance with U.S. GAAP as previously reported in Abbott’s earnings release dated July 16, 2014.

2. Reflects the discontinued operations of the developed markets branded generics pharmaceuticals business and the animal health business.  This column includes an allocation of interest assuming a uniform ratio of consolidated debt to equity for all of Abbott’s historical operations in accordance with Accounting Standards Codification 205-20-45.

3. This column includes the specified items that were previously identified in Abbott’s earnings release dated July 16, 2014 and that relate to Abbott’s continuing operations.

Abbott Laboratories and Subsidiaries

Reconciliation of Non-GAAP Financial Information to

Abbott’s 2014 Historical Information Adjusted for Discontinued Operations

Quarter Ended September 30, 2014

(dollars in millions, except per share data - unaudited)

					Adjusted for
					Discontinued
			Historical		Operations
		Discontinued	Adjusted for	Specified	and Excluding
	Historical	Operations	Discontinued	Items	Specified
	(Note 1)	(Note 2)	Operations	(Note 3)	Items
Net Sales	$5,104	$25	$5,079	$—	$5,079
Cost of products sold, excluding amortization expense	2,331	12	2,319	(56)	2,263
Amortization of intangible assets	132	—	132	(132)	—
Research & development	307	2	305	(2)	303
Selling, general and administrative	1,603	8	1,595	(100)	1,495
Total Operating Cost and Expenses	4,373	22	4,351	(290)	4,061
Operating Earnings	731	3	728	290	1,018
Net Interest expense	17	—	17	—	17
Net foreign exchange loss (gain)	(1)	—	(1)	—	(1)
Other (income) expense, net	(3)	—	(3)	(4)	(7)
Earnings from Continuing Operations Before Taxes	718	3	715	294	1,009
Taxes on Earnings	278	1	277	(86)	191
Earnings from Continuing Operations	440	2	438	380	818

Diluted Earnings Per Common Share	$0.29	$—	$0.29	$0.25	$0.54

Notes:

1. Reflects the historical consolidated financial results for Abbott Laboratories in accordance with U.S. GAAP as previously reported in Abbott’s earnings release dated October 22, 2014. These results exclude the developed markets branded generics pharmaceuticals business from continuing operations as this business was reported as a discontinued operation beginning in the third quarter of 2014.

2. Reflects the discontinued operations of the Animal Health business as the developed markets branded generics pharmaceuticals business had previously been reported as discontinued operations beginning in the third quarter of 2014.

3. This column includes the specified items that were previously identified in Abbott’s earnings release dated October 22, 2014 and that relate to Abbott’s continuing operations.